Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Pinnacle Financial Partners, Inc:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.
Our report dated February 19, 2009, on the Company’s consolidated financial statements refers to a change in accounting for split dollar life insurance arrangements in 2008 and a change in accounting for uncertainty in income taxes in 2007.

/s/ KPMG LLP

Nashville, Tennessee
April 27, 2009